     Notice of Annual Meeting of Members June 15, 2004 and Management Information Proxy Circular

Aurizon Mines Ltd.

www.aurizon.com

AURIZON MINES LTD.

     Suite 900, 510 Burrard Street Vancouver, British Columbia V6C 3A8

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT an Annual General Meeting of the members of AURIZON MINES LTD. (the “Company”) will be held in the Boardroom of Computershare Trust Company of Canada, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, on Tuesday, June 15, 2004, at the hour of 2:00 p.m., Vancouver time, for the following purposes:

1.	To receive and consider the report of the directors to the members and the consolidated financial statements of the Company together with the auditors’ report thereon for the financial year ended
December 31, 2003;
2.	to fix the number of directors at nine (9);
3.	to elect directors for varying terms;
4.	to appoint the auditors for the ensuing year;
5.	to authorize the directors to fix the remuneration to be paid to the auditors;
6.	to consider and, if thought fit, to pass an Ordinary Resolution to approve the continuation of the
Company’s Shareholder Rights Plan and its amendment and restatement, as set out in the Information
Circular accompanying this notice;
7.	to consider and, if thought fit, to pass an Ordinary Resolution to ratify and approve the issuance by the
Company of such number of securities as would result in the Company issuing or making issuable a number of Common Shares totaling up to 100% of the number of issued and outstanding Common
Shares as at April 30, 2004, as more particularly described in and subject to the restrictions set out in the
Information Circular accompanying this notice;
8.	to consider and, if thought fit, to pass an ordinary resolution approving a new Stock Option Plan, as more particularly described in the Information Circular accompanying this notice; and
9.	to transact such further or other business as may properly come before the meeting and any adjournments thereof.

The accompanying Information Circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 30th day of April, 2004.

BY ORDER OF THE BOARD

     David P. Hall, Chairman, President & Chief Executive Officer

		TABLE OF CONTENTS

APPOINTMENT OF PROXYHOLDER			1

VOTING BY PROXY			1

COMPLETION AND RETURN OF PROXY			1

NON-REGISTERED HOLDERS			2

REVOCABILITY OF PROXY			2

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF			3
(A)	AUTHORIZED SHARES		3
(B)	ISSUED AND OUTSTANDING SHARES		3
(C)	V OTING SHARES		3
(D)	PRINCIPAL HOLDERS OF V OTING S	HARES	3
ELECTION OF DIRECTORS			3

EXECUTIVE COMPENSATION			5
(A)	COMPENSATION OF NAMED E	XECUTIVE OFFICERS	5
(B)	LONG-TERM INCENTIVE PLANS		6
(C)	OPTION G RANTS /STOCK A	PPRECIATION RIGHTS	6
(D)	OPTION EXERCISES AND Y EAR END	OPTION V ALUES	6
(E)	OPTION RE-PRICING		7
(F)	DEFINED BENEFIT OR ACTUARIAL P	LAN	7
(G)	TERMINATION OF EMPLOYMENT , C	HANGES IN RESPONSIBILITY AND EMPLOYMENT CONTRACTS	7
(H)	COMPOSITION OF THE EXECUTIVE	COMPENSATION COMMITTEE	7
(I)	REPORT ON EXECUTIVE C	OMPENSATION	7
	i)	Executive Compensation Program	7
	ii) Base Salary		8
	iii) Performance Bonus		8
	iv) Stock Options		8
	v)	Chief Executive Officer Compensation	8
	vi) Other Compensation		9
(J)	SHARE PERFORMANCE G RAPH		9
(K)	COMPENSATION OF DIRECTORS		9
	i) Annual Retainer and Fees		9
	ii) Stock Option Plan		12
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS			12

CORPORATE GOVERNANCE			12
(A)	STATEMENT OF CORPORATE G	OVERNANCE PRACTICES	12
(B)	CODE OF BUSINESS ETHICS		23
INDEBTEDNESS TO COMPANY OF DIRECTORS AND OFFICERS			23

APPOINTMENT OF AUDITORS			23

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS			24

DIRECTORS’ AND OFFICERS’ INSURANCE			24

MANAGEMENT CONTRACTS			24
		I

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON			24

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON			24
(A)	C	ONTINUATION, AMENDMENT AND RESTATED SHAREHOLDER RIGHTS PLAN	24
	(i)	Background	24
	(ii)	Directors’ Recommendation	25
	(iii)	Text of Resolution	25
	(iv)	Vote Required	25
	(v)	Objectives of the 2004 Rights Plan	26
	(vi)	General Impact of the 2004 Rights Plan	26
	(vii)	Terms of the 2004 Rights Plan	27
	(viii)	Tax Consequences of the 2004 Rights Plan	28
(B)	NEW S	TOCK OPTION PLAN	29
	(i)	Background	29
	(ii)	Text of Resolution	30
	(iii)	Director’s Recommendation	30
(C)	S	HAREHOLDER APPROVAL TO THE ISSUANCE OF A NUMBER OF SHARES BY PRIVATE P	LACEMENT THAT EQUALS
	100%	OF THE COMPANY’S ISSUED SHARE CAPITAL	30
	(i)	Background	30
	(ii)	Text of Resolution	31
	(iii)	Director’s Recommendation	31
(D)	O	THER MATTERS	32
(E)	A	DDITIONAL INFORMATION	32

II

AURIZON MINES LTD.

     Suite 900, 510 Burrard Street

Vancouver, British Columbia V6C 3A8

INFORMATION CIRCULAR

(Information as at April 30, 2004, except as indicated)

This information circular is furnished in connection with the solicitation of Proxies by the management of AURIZON MINES LTD. (the “Company”) for use at the Annual General Meeting of the Company to be held on June 15, 2004 (the “Meeting”). The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

A duly completed form of proxy will constitute the person(s) named in the enclosed form of proxy as the shareholder's proxyholder. The persons whose names are printed in the enclosed form of proxy for the Meeting are officers or directors of the Company (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than a Management Proxyholder, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder.

VOTING BY PROXY

Common shares of the Company (the “Shares”) represented by properly executed proxies in the accompanying form will be voted or withheld from voting on each respective matter in accordance with the instructions of the member (the “shareholder”) on any ballot that may be called for.

If no choice is specified and one of the Management Proxyholders is appointed by a shareholder as proxyholder, such person will vote in favour of the matters proposed at the Meeting and for all other matters proposed by management at the Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be deposited at the office of the Company’s registrar and transfer agent, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares.

More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Computershare Trust Company of Canada as provided above; or

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

(b)

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares, which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered shareholder or by his attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

(a) AUTHORIZED SHARES

The Company is authorized to issue 600,000,000 shares without par value divided into 500,000,000 Common Shares and 100,000,000 Preferred Shares issuable in series.

(b) ISSUED AND OUTSTANDING SHARES

97,635,379 Common Shares and no Preferred Shares were issued and outstanding, as at April 30, 2004.

(c) VOTING SHARES

The holders of Common Shares are entitled to one vote for each Common Share held. Holders of Common Shares of record at the close of business on April 28, 2004, will be entitled to receive notice of and vote at the Meeting.

(d) PRINCIPAL HOLDERS OF VOTING SHARES

To the knowledge of the directors and senior officers of the Company, as at April 28, 2004, no person beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Company.

ELECTION OF DIRECTORS

At each annual general meeting, directors shall be elected to fill the places of the directors whose terms of office expire at the meeting, but if the number of directors is changed pursuant to the Company’s Articles at or prior to the meeting, a greater or lesser number of directors shall be elected accordingly. A director whose term of office expires shall be eligible for reelection.

With respect to the election of directors:

i. ii. iii.

the terms of office of Messrs. Richard Faucher, Brian S. Moorhouse, and Robert Normand, expire at the annual meeting of shareholders to be held on June 15, 2004.

the terms of office of Messrs. Peter Ferderber, William E. Vance and Ian S. Walton will expire at the third next succeeding annual meeting of the shareholders subsequent to June 18, 2002.

the terms of office of Messrs. Sargent H. Berner, David P. Hall and Frank A. Lang will expire at the third next succeeding annual meeting of the shareholders subsequent to June 17, 2003.

The Company has an audit committee, members of which are set out below. The Company also has an executive compensation and corporate governance committee, members of which are set out below.

Management of the Company proposes to nominate the following person, whose term as a director will expire at the Meeting to be held on June 15, 2004 for election as a director for a term expiring at the third next following annual general meeting. Information concerning such person, as furnished by the individual nominee, is as follows:

Name, Municipality of Residence, Position	Number of Common Shares		Served as a
with the Company and Principal Occupation	Held or Controlled	(Directly/Indirectly) (a)	Director since

BRIAN S. MOORHOUSE (b)(c)	116,600	Directly	1988
Vancouver, B.C.	126,600	Indirectly

LEAD DIRECTOR, CHAIRMAN OF THE EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE; President of Vega Management Corporation

243,200

Name, Municipality of Residence, Position	Number of Common Shares	Served as a
with the Company and Principal Occupation	Held or Controlled (Directly/Indirectly) (a)	Director since

Pursuant to agreements between the Company and Capital d'Amerique CDPQ Inc. (“CDPQ”) and the Solidarity Fund (QFL), management of the Company proposes to nominate the following persons for election as directors for a term of one year expiring at the next following annual general meeting. Information concerning such persons, as furnished by the individual nominees, is as follows:

RICHARD FAUCHER(c)	NIL	1999
Beaconsfield, Quebec
DIRECTOR; P.Eng.,
President, C.E.O. and Director of Niocan Inc.
ROBERT NORMAND(b) (d)	35,000	1999
Rosemère, Québec
DIRECTOR, CHAIRMAN OF THE AUDIT COMMITTEE
Chartered Accountant

The Company’s directors whose term of office does not expire at the Meeting of shareholders to be held on June 15, 2004, are set out below. Information concerning such persons, as furnished by the individual directors, is as follows:

SARGENT H. BERNER(c)		170,700		1988
Vancouver, B.C.
DIRECTOR;
Partner, DuMoulin Black, Barristers & Solicitors
Director of Emgold Mining Corporation, Cream Minerals Inc.,
Sultan Minerals Inc., Titan Logix Corp. and Valgold Resources Ltd.
PETER FERDERBER		189,379		1988
Val d’Or, Quebec
DIRECTOR; Director of Hollinger North Shore Explorations Ltd.,
La Fosse Platinum Group Inc.,	and
Louvicourt Gold Mines Inc.
DAVID P. HALL		532,642		1988
Surrey, B.C.
CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
Chartered Accountant
FRANK A. LANG		1,214,604	Directly	1988
West Vancouver, B.C.		554,175	Indirectly

DIRECTOR; B.A., M.A., P.Eng.;		1,768,779
Chairman of Valgold Resources Ltd.,
Emgold Mining Corporation, Sultan Minerals Inc.
Acrex Ventures Inc. and Abington Ventures Inc.;
Chairman and President of Cream Minerals Ltd.
WILLIAM E. VANCE		471,067		1988

White Rock, B.C. DIRECTOR; Retired

Name, Municipality of Residence, Position	Number of Common Shares		Served as a
with the Company and Principal Occupation	Held or Controlled	(Directly/Indirectly) (a)	Director since

IAN S. WALTON	385,900	Directly	1993
West Vancouver, B.C.	130,400	Indirectly

DIRECTOR, EXECUTIVE VICE-PRESIDENT	516,300

& CHIEF FINANCIAL OFFICER Chartered Accountant

Notes:

(a)	Shares beneficially owned as at April 6, 2004, directly or indirectly, or over which control or direction is exercised, is based upon information furnished to the Company by individual directors. Unless otherwise indicated, such shares are held directly.

(b)	Member of the Audit Committee.
(c)	Member of the Executive Compensation and Corporate Governance Committee

(d ) Robert Normand is a Director of Concert Industries Ltd., which has filed and, as of August 2003, been granted protection under the Canadian Companies' Creditors Arrangement Act.

EXECUTIVE COMPENSATION

(a) COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table (presented in accordance with the rules (the “Rules”) made under the Securities Act (British Columbia)) sets forth all annual and long term compensation for services in all capacities to the Company and its subsidiaries for the three (3) most recently completed financial years (to the extent required by the Rules) in respect of the individuals who were: as at December 31, 2003, the Chief Executive Officer and the Executive Vice-President & Chief Financial Officer of the Company; and, up until to June 1, 2001, the Vice-President, Operations of the Company. (Collectively referred to as the “Named Executive Officers”). The total salary and bonus, as determined in accordance with Item 1.3 of BC Form 51-905F of the British Columbia Securities Act, paid to each of the Company’s other senior officers, including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an officer at the end of the most recently completed financial year, did not exceed $100,000.

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position as at 12/31/03 (a)

David P. Hall Chairman, Chief Executive Officer & President

Ian S. Walton, Executive Vice-President & Chief Financial Officer

André J. Ouellet(1) Former Vice-President, Operations

Note:

	Annual	Compensation		Long Term	Compensation

				Awards	Payouts

					Restricted
			Other	Securities	Shares
			Annual	Granted	or
			Compen-	Under	Restricted	LTIP
	Salary	Bonus	sation	Options	Share	Payouts
Year	($)	($)	($)	(#)	Units	($)
(b)	(c)	(d)	(e)	(f)	($) (g)	(h)

2003	$195,000	$78,000	$82,500 (2)	100,000	NIL	N/A
2002	$174,666	$55,000	NIL	150,000	NIL	N/A
2001	$170,000	NIL	NIL	NIL	NIL	N/A

2003	$155,000	$46,500	$129,200	100,000	NIL	N/A
2002	$144,000	$44,000	(2)	150,000	NIL	N/A
2001	$140,000	NIL	$10,800	NIL	NIL	N/A
			NIL

2003	N/A	N/A	$39,025 (2)	N/A	N/A	N/A
2002	N/A	N/A	$57,000	N/A	N/A	N/A
2001	$85,055	NIL	NIL	NIL	NIL	N/A

All Other Compensation ($) (i)

$653 $576 $538

$653 $576 $538

     N/A NIL $152,485

(1)	Mr. Ouellet resigned as Vice-President, Operations of the Company on June 1, 2001. As a result, he was employed by the Company for only the first five (5) months during the year ended December 31, 2001. A severance payment equal to one year’s salary was paid to Mr. Ouellet upon his resignation. In addition, Mr. Ouellet’s stock options were extended to the earlier of the expiry date of his options or June 1, 2004.

(2)	Please see OPTION EXERCISES AND YEAR-END OPTION VALUES set out in item (d) below.

(b) LONG-TERM INCENTIVE PLANS

The Company does not have a long-term incentive plan or “LTIP”, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company’s securities), was paid or distributed to the Named Executive Officers during the most recently completed financial year, other than options as set out in item (c) below.

(c) OPTION GRANTS/STOCK APPRECIATION RIGHTS

The Company does not grant stock appreciation rights or “SARS” as comp ensation for services rendered, whereby the Named Executive Officers would receive a payment based wholly or in part on changes in the trading price of the Company’s publicly traded securities. The Company has a formalized stock option plan for the granting of incentive stock options to the executive officers, senior managers, employees and directors (the “Plan”).

The following options were granted to the Named Executive Officers and Directors during the most recently completed financial year.

	OPTION GRANTS DURING THE MOST RECENTLY
	COMPLETED FINANCIAL YEAR ENDED DECEMBER 31, 2003

				Market Value of
	Securities	% of Total		Securities
	Under Options	Options	Exercise or	Underlying Options
	Granted	Granted in	Base Price	on the Date of
Name	(#)	Financial Year	($/Security)	Grant ($/Security)	Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)

David P. Hall
Chairman, Chief Executive
Officer & President	100,000	11.56%	$2.00	$1.91	Dec. 17, 2006

Ian S. Walton, Executive Vice-
President & Chief Financial
Officer	100,000	11.56%	$2.00	$1.91	Dec. 17, 2006

Sargent H. Berner
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Gerard Gagne
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Peter Ferderber
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Richard Faucher
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Brian S. Moorhouse
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Frank A. Lang
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

Robert Normand
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

William E. Vance
Director	60,000	6.94%	$2.00	$1.91	Dec. 17, 2006

(d) OPTION EXERCISES AND YEAR END OPTION VALUES

The Named Executive Officers exercised the following options during the most recently completed financial year. The following table (presented in accordance with the Regulation) also sets forth details of the financial year-end value of unexercised options on an aggregated basis held by the Named Executive Officers. Options vest immediately upon grant and there are, therefore, no un-exercisable options listed.

AGGREGATE OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED
DECEMBER 31, 2003 AND FINANCIAL YEAR-END OPTION VALUES

	Securities		Unexercised but exercisable	Value of Unexercised but
	Acquired	Aggregate Value	Options at	exercisable in-the-Money
	on Exercise	Realized	Financial Year End	Options at	Financial Year
Name	(#)	($)	(#)		End
(a)	(b)	(c)	(d)		($) (1)
					(e)

David P. Hall
Chairman, Chief Executive	150,000	$82,500 (2)	445,000 (3)		$336,250
Officer & President

Ian S. Walton, Executive
Vice-President & Chief	150,000	$129,200 (2)	395,000 (4)		$267,750
Financial Officer

André J. Ouellet
Vice-President, Operations	60,000	$39,025(2)	NIL		N/A

Notes:
(1)	Maximum notional value at December 31, 2003. The closing price of the	Company’s shares as at December 31, 2003 was	$1.97 per
share.
(2)	Notional value on the date of exercise.
(3)	Of this amount:		50,000 shares are exercisable @ $0.60 per share on or before February 22, 2004; 70,000 shares are exercisable @ $0.72 per share on or before November 10, 2004; 100,000 shares are exercisable @ $1.35 per share on or before December 19, 2004; 125,000 shares are exercisable @ $1.00 per share on or before March 23, 2005; and 100,000 shares are exercisable @ $2.00 per share on or before
December 17, 2006.
(4)	Of this amount: 70,000 shares are exercisable @ 0.72 per share on or before	$ November 10, 2004; 100,000 shares are	exercisable @
	$1.35 per share on or before December 19, 2004; 125,000 shares are exercisable @		$1.00 per share on or before March 23, 2005; and
100,000 shares are exercisable @ $2.00 per share on or before December 17, 2006.
-PRICING
(e)	OPTION RE

During the most recently completed financial year, the Company has not re-priced downward any options held by the Named Executive Officers.

(f)

DEFINED BENEFIT OR ACTUARIAL PLAN

The Company does not have a defined benefit or actuarial plan.

(g) TERMINATION OF EMPLOYMENT, CHANGES IN RESPONSIBILITY AND EMPLOYMENT CONTRACTS

The Company has entered into employment contracts with each of the Named Executive Officers, whereby in the event of the termination of employment, without cause, or in the event of a change in responsibilities following a change in control, the Named Executive Officer shall be entitled to receive a severance payment equal to three (3) years salary.

(h) COMPOSITION OF THE EXECUTIVE COMPENSATION COMMITTEE

In 2003, the Company’s executive compensation committee consisted of Messrs. Berner, Faucher and Moorhouse (the “Executive Compensation Committee”). None of the members of the Executive Compensation Committee has any indebtedness to the Company or any of its subsidiaries, nor have they any material interest, or have any associates or affiliates which have any material interest, direct or indirect, in any actual or proposed transactions in the last financial year which have materially affected or would materially affect the Company or any of its subsidiaries. In early 2003, the Executive Compensation Committee’s role was expanded to include corporate governance responsibilities and as a result it was renamed the Executive Compensation and Corporate Governance Committee (the “ECCGC”). Messrs. Berner, Faucher and Moorhouse currently sit as members of the ECCGC.

(i) REPORT ON EXECUTIVE COMPENSATION

The compensation of the Company’s Named Executive Officers is reviewed annually by the ECCGC. The ECCGC also evaluates the performance of the Company’s Named Executive Officers and reviews the design and competitiveness of the Company’s compensation plans. The Company’s executive compensation program consists of an annual base salary, performance bonus and a longer term component consisting of stock options.

i) Executive Compensation Program

The Company’s executive compensation program is based on a pay for performance philosophy. The executive compensation program is designed to encourage, compensate and reward executives on the basis of individual and corporate performance, both in the short and the long term. Base salaries are set at levels which are intended to be competitive with the base salaries paid by corporations of a comparable size within the mining industry, thereby enabling the Company to compete for and retain executives critical to the Company’s long term success. Incentive compensation is directly tied to corporate and individual performance. Share ownership opportunities are provided to align the interests of the executives and senior managers with the longer term interests of shareholders. External compensation and benefit consultants conduct surveys to provide competitive data reflecting comparable knowledge, skills and talents and related compensation levels. Variables such as asset size, production levels, financial performance and rates of growth influence compensation levels and are analyzed and considered in fixing compensation levels.

Compensation for the Named Executive Officers, as well as for other senior managers, consists of a base salary, along with annual incentive compensation in the form of an annual bonus, and a longer term incentive in the form of stock options granted. As a senior manager’s level of responsibility increases, a greater percentage of total compensation is based on performance (as opposed to base salary and standard employee benefits) and the mix of total compensation shifts towards stock options, thereby increasing the mutuality of interest between senior managers and shareholders.

ii) Base Salary

The ECCGC recommends the base salaries for the Named Executive Officers based on reviews of market data from peer group, industry and national surveys provided by independent consultants. The level of base salary for each employee within a specified range is determined by the level of past performance, as well as by the level of responsibility and the importance of the position to the Company.

iii) Performance Bonus

The Company provides for cash performance bonuses to the Named Executive Officers and senior managers under its Annual Incentive Compensation Scheme. The bonus is based upon corporate, divisional and individual performance. The level of incentive compensation that an individual can earn, expressed as a percentage of base salary, is determined by the level of responsibility and significance of the position within the Company. The actual percentage earned is based upon individual and corporate targets and objectives such as production costs, cash flow generation, hedging gains, business development, safety and mineral reserves. Each performance level is weighted relative to its significance to the operations governed by the individual manager. In a given year, the Company's managers may be paid a higher, lower or zero bonus, depending upon which targets and objectives have been attained or surpassed.

iv) Stock Options

The Company’s Stock Option Plan (the “Stock Option Plan”) is administered by the Board of Directors. The Stock Option Plan is designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term, to enable the Company to attract and retain individuals with experience and ability, and to reward individuals for current performance and expected future performance. The ECCGC considers stock option grants when reviewing senior officer compensation packages as a whole.

The Board of Directors determines, after reviewing recommendations of the Chief Executive Officer and the ECCGC, the key employees to whom grants are to be made and determines the terms and conditions of the options forming part of such grants. Individual grants are determined by an assessment of an individual’s current and expected future performance, level of responsibilities and the importance of the position to the Company.

The number of stock options which may be issued under the Stock Option Plan in the aggregate and in respect of any fiscal year is limited under the terms of the Stock Option Plan and cannot be increased without shareholder approval. Stock options have up to a ten year term, are exercisable at the market price (as defined in the Stock Option Plan) of the Company’s Common Shares on the date of grant, and generally vest on the date of grant. Generally, a holder of stock options must be a director, an officer, an employee or a consultant engaged by the Company, a subsidiary or an affiliate in order to exercise stock options.

Please refer to “OPTION GRANTS”, under Executive Compensation above, for information concerning options granted to the Named Executive Officers during the most recently completed financial year.

In addition, the Board of Directors has approved, subject to shareholder approval, the adoption of a new share option plan, as more particularly described under Item (B) of “OTHER MATTERS TO BE ACTED UPON” below.

v) Chief Executive Officer Compensation

The Compensation of the Chief Executive Officer consists of an annual base salary, incentive bonus related to corporate performance, and incentive stock options determined in the manner described in the above discussion of compensation for all senior managers.

The base salary of the Chief Executive Officer is established at the lower end of the range of compensation for CEO's of comparable companies. The comparable companies are natural resource companies involved in the acquisition, exploration, financing, development and operation of mineral properties. The Chief Executive Officer can earn a target bonus of up to 40% of his base salary, which, if added to his base salary, brings the resulting cash compensation to a competitive level.

vi) Other Compensation

Certain officers of the Company have entered into employment agreements with the Company, which specify the minimum level of annual base salary to be paid to such officers, as well as other terms of employment. (See “TERMINATION OF EMPLOYMENT, CHANGES IN RESPONSIBILITY AND EMPLOYMENT CONTRACTS” above for further information.)

Officers of the Company are also entitled to receive all other benefits that are available to employees of the Company generally.

(j) SHARE PERFORMANCE GRAPH

The following graph and table illustrates the Company’s five-year (to December 31, 2003) cumulative shareholder return based on a $100 investment (on December 31, 1998) compared to the cumulative return on a comparable investment on the TSX Gold & Precious Minerals Sub-Index and the TSX 300 Composite for the same period, each Index as published by the Toronto Stock Exchange.

The year-end values of each investment are based on share appreciation plus dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the following graph.

FIVE-YEAR TOTAL COMMON SHAREHOLDERS’ RETURN
			(1998 to 2003)

	$300

	$250

	$200

	$150

	$100

	$50

	$0
		1998	1999	2000	2001	2002	2003

Aurizon Mines Ltd.		$100	$106	$80	$40	$211	$281

TSX Gold & Precious		$100	$83	$75	$88	$112	$133
Minerals Sub-Index (1)

S&P/TSX Gold & Precious		$100	$81	$72	$89	$112	$131
Minerals Sub-Index (1)

S&P/TSX 300 Composite (2)		$100	$132	$141	$124	$108	$137

Notes:

(1)	The TSE Gold & Precious Minerals Index was replaced by the S&P/TSX Gold Index in May 2002. The historical values of the TSE Gold
& Precious Minerals Index and the S&P/TSX Gold Index are almost identical for the period in question (1998 to 2003).

(2)	The TSE 300 Index was replaced by the S&P/TSX Composite Index on May 1, 2002. The historical values of the TSE 300 Index and the S&P/TSX Composite Index are identical for the period in question (1998 to 2003).
(k) COMPENSATION OF DIRECTORS

i)

Annual Retainer and Fees

During the most recently completed financial year, the Company’s non-executive (non-employee) directors were paid an annual retainer in the amount of $6,000 and a fee of $600 for each Board or committee meeting attended. In addition, an annual fee of $1,000 was paid to non-executive directors who acted as committee chairmen.

During the most recently

completed financial year, a total of $84,200 was paid to non-executive directors in respect of director and chairmanship fees.

During the most recently completed financial year, the following is a record of attendance by directors and committee memberships:

				Board	Committee
				Meeting	Meetings
Director			Committee Memberships	Attended	Attended

Executive (employee) Directors

David P.		Hall, Chairman, President &		7 of 7	n/a
Chief Executive Officer

Ian S. Walton,	Executive	Vice		7 of 7	n/a
President & Chief Financial Officer

Non-executive Directors

Sargent H. Berner			Executive Compensation & Corporate Governance	7 of 7	1 of 1
Committee

Richard Faucher			Executive Comp ensation & Corporate Governance	7 of 7	1 of 1
Committee

Peter Ferderber				6 of 7	n/a

Gerard Gagne			Audit Committee	5 of 7	2 of 3

Frank A. Lang				7 of 7	n/a

Brian S. Moorhouse, Lead Director			Executive Compensation & Corporate Governance	7 of 7	4 of 4
Committee (Chair) & Audit Committee

Robert Normand			Audit Committee (Chair)	7 of 7	3 of 3

William E. Vance				7 of 7	n/a

Summary of 2003 Meetings
Full Board – 7

Number of Sessions without the Presence of Executive Directors – 1 Audit Committee – 3 (includes 1 adjournment)

Number of Sessions without the Presence of Executive Directors and Management - 2

Executive Compensation and Corporate Governance Committee – 1

All Executive Compensation and Corporate Governance Committee Meetings are held without th e Presence of Executive Directors

As recommended by the ECCGC, and in recognition of the increased time demand, responsibility and potential liability imposed upon directors of public companies in the current business environment, the Board of Directors, at a Meeting held on December 17, 2003, approved an increase in the Company’s non-executive (non-employee) directors compensation to the following levels :

Annual Retainer:	$10,000
Meeting Fee:	$1,000
Committee Meeting Fee:	$1,000
Annual Committee Chair:	$1,500
Annual Lead Director Fee:	$1,500

ii)

Stock Option Plan

The Company currently has a formalized stock option plan for the granting of incentive stock options to the executive officers, senior managers, employees, directors and consultants (the “Plan”). The Plan presently provides that, subject to the requirements of the stock exchanges on which the Company’s shares are listed, the aggregate number of securities reserved for issuance under the Plan together with the number of securities reserved for issuance under other outstanding incentive stock options and options for service may not exceed 7,000,000 Common Shares of the Company. Options may be granted under the Plan to such directors, officers, employees or consultants of the Company as the Board of Directors may from time to time designate. The exercise price is determined by the Board of Directors but in no event may be less than the market price of the Company’s Common Shares on each stock exchange on which the Company’s shares are listed at the time of the grant of the option, less any discounts permitted by stock exchange policies, or such other price as may be agreed to by the Company and approved by such stock exchanges. The purpose of granting such options is to assist the Company in compensating, attracting, retaining and motivating the executive officers, senior managers, directors, employees, and consultants of the Company and to closely align the personal interests of such persons to those of the shareholders.

Please refer to “OPTION GRANTS”, under Executive Compensation above, for information concerning options granted to the Directors during the most recently completed financial year.

In addition, the Board of Directors has approved, subject to shareholder approval, the adoption of a new share option plan, as more particularly described under Item (B) of “OTHER MATTERS TO BE ACTED UPON” below.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of the end of the Company’s most recently completed financial year, the following table (presented in accordance with National Instrument Form 51-102F2) sets forth details with respect to compensation plans under which equity securities of the Company are authorized for issuance, for all compensation plans previously approved by security holders; and all compensation plans not previously approved by security holders:

Equity Compensation Plan Information

	Number of securities to be	Weighted-average	Number of securities remaining available
	issued upon exercise of	exercise price of	for future issuance under equity
	outstanding options, warrants	outstanding options	compensation plans (excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plan
approved by security holders(1)	3,014,000	$1.31	364,500

Equity compensation plans not yet
approved by security holders(2)	NIL	N/A	6,000,000

Total”	3,014,000	$1.31	6,364,500

Notes:

(1)

The Company’s Incentive Stock Option Plan is dated for reference April 20, 1990, as amended April 25, 1994 and April 30, 1997; and ratified and approved by the security holders of the Company on June 24, 1997.

T he Board of Directors has also approved, subject to shareholder approval, the adoption of a new share option plan, as more particularly described under Item (B) of “OTHER MATTERS TO BE ACTED UPON” below.

(2)

CORPORATE GOVERNANCE

(a) STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In the past year, both management and the Board of Directors have monitored and, where appropriate, responded to both Canadian and U.S. regulatory developments aimed at improving corporate governance and increasing corporate accountability. The Board of Directors of the Company has developed, with input from management and legal counsel, a corporate governance regime based on the Guidelines set out in Section 473 of the Toronto Stock Exchange Company Manual. Specifically, the Board of Directors adopted a Board of Directors’ Mandate, an Audit Committee Charter, an Executive Compensation and Corporate Governance Committee Charter, and appointed a non-related director to serve as “Lead Director” with the responsibility to ensure that the Board executes its mandate independently of management.

Pursuant to the by-laws of the Toronto Stock Exchange (the "TSX"), companies incorporated in Canada and listed on the TSX are required to make full and complete disclosure of their system of corporate governance on an annual basis. The disclosure is to be made with reference to each of the guidelines set out in Section 473 and where the Company’s system is different from any of the guidelines, each difference and the reason for the difference clearly disclosed.

The following Statement of Corporate Governance Practices tries to relate the corporate governance practices of the Board of Directors to the TSX Gu idelines. The headings that appear below attempt to address the principal matters relating to corporate governance practices discussed in the TSX Guidelines.

In this Statement, the term “unrelated director” means a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.

The Board of Directors of the Company believes that sound corporate governance practices are essential to the well-being of the Company and its shareholders, and that these practices should be reviewed regularly to ensure that they are appropriate. This Statement of Corporate Governance Practices has been approved by the Board of Directors.

     TSX Guideline Ref. (Sec. 473)

TSX Guidelines for Corporate Governance

Aurizon’s Corporate Governance Practice

(1) The

board of

directors of

every

corporation should explicitly assume responsibility for the stewardship of the corporation.

The Board of Directors has adopted a Board of Directors’ Mandate (the “Board’s Mandate”), whereby the Board of Directors is required to further the objectives of the Company by directing, supervising and otherwise reviewing and approving the stewardship of the Company.

The Board relies on management for the preparation of periodic reports, and to provide the support and information necessary to enable the Board to fulfill its obligations effectively.

All material transactions must be reviewed and approved by the Board prior to implementation. Any responsibility that is not delegated to senior management or a Board committee remains with the full Board. One of the Board’s responsibilities is to review and, if thought fit, to approve opportunities as presented by management and to provide guidance to management. The Board’s strategic planning process involves having regular Board meetings to review reports on the Company's operations, and exploration and development programs, and permits meeting with management on a regular basis, and reviewing business opportunities as presented by management.

The Board also meets to: plan for the future growth of the Company; identify risks of the Company’s business, and provide for the implementation of appropriate systems to manage these risks; monitor senior management; and ensure timely disclosure of material transactions through the issuance of news releases and financial statements. There were seven (7) meetings of the Board last year. The Board reviews financial performance quarterly. Frequency of meetings and nature of agenda items may change depending upon the state of the Company’s affairs and in light of opportunities or risks that the Company faces. When necessary and appropriate, issues may be approved and adopted by the Board by way of Written Resolutions.